CONSENT OF INDEPENDENT AUDITORS







As independent auditors, we hereby consent to the incorporation by reference in Registration Statement File No. 333-80441 of Farnsworth Bancorp, Inc. and Subsidiaries on Form S-8 of our report dated November 20, 2003 incorporated by reference in the 10-KSB for the year ended September 30, 2003.





/s/ Kronick Kalada Berdy & Co.
Kingston, Pennsylvania
December 16, 2003